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                                                                    EXHIBIT 23.3




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Star+Globe Technologies Pte. Ltd.
Singapore

We hereby consent to the incorporation by reference constituting a part of this Registration Statement on Form S-8 of our report dated March 8, 2000, relating to the consolidated financial statements of Star+Globe Technologies Pte. Ltd. as of December 31, 1999 and 1998 and for the years then ended appearing in LanguageWare.net (Company) Ltd.'s Report on Form 8-K as filed with the SEC as amended on March 29, 2000.


/s/ BDO International

Singapore
July 18, 2000